Exhibit 5.1
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
August 31, 2007

New Giant Corporation
814 Livingston Court
Marietta, Georgia 30067

Re:	New Giant Corporation
Registration Statement on Form S-4 (Registration No. 333- )
Ladies and Gentlemen:
     We have acted as counsel to New Giant Corporation, a Delaware corporation (the “Company”) in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 230,297,656 shares of the Company’s Common Stock, par value $0.01 per share, for issuance by the Company (the “Shares”) pursuant to that certain Transaction Agreement and Agreement and Plan of Merger, dated as of July 9, 2007 (the “Transaction Agreement”), by and among Graphic Packaging Corporation (“Graphic”), Bluegrass Container Holdings, LLC, TPG Bluegrass IV, L.P., TPG Bluegrass IV-AIV 2, L.P., TPG Bluegrass V, L.P., TPG Bluegrass V-AIV 2, L.P., Field Holdings, Inc., TPG FOF V-A, L.P., TPG FOF V-B, L.P., BCH Management, LLC, the Company and Giant Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company. This opinion is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K under the Securities Act.
     We have examined (a) the certificate of incorporation of the Company, (b) the form of the restated certificate of incorporation of the Company, (c) the by-laws of the Company, (d) the form of the amended and restated by-laws of the Company, (e) records of proceedings of the Board of Directors, or committees thereof, the stockholder of the Company and the incorporator of the Company deemed by us to be relevant to this opinion letter, (f) the Transaction Agreement and (g) the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.
     As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Transaction Agreement by the parties thereto, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for

Bank of America Plaza 101 South Tryon Street, Suite 4000 Charlotte, NC 28280-4000 704-444-1000 Fax: 704-444-1111	90 Park Avenue New York, NY 10016 212-210-9400 Fax: 212-210-9444	3201 Beechleaf Court, Suite 600 Raleigh, NC 27604-1062 919-862-2200 Fax: 919-862-2260	The Atlantic Building 950 F Street, NW Washington, DC 20004-1404 202-756-3300 Fax: 202-756-3333

New Giant Corporation
August 31, 2007

the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.
     Our opinion set forth below is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution that, in our professional judgment, are normally applicable to transactions of the type contemplated by the Transaction Agreement, and we do not express any opinion herein concerning any other laws.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.
     Based on the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that when (a) the Registration Statement has become effective under the Securities Act, (b) the stockholders of Graphic have adopted the Transaction Agreement and approved the merger of Merger Sub with and into Graphic (the “Merger”), (c) the certificate of incorporation of the Company to be in effect at the effective time of the Merger in substantially the form filed as an exhibit to the Registration Statement has been filed with the Secretary of State of the State of Delaware, and (d) the Shares have been duly issued and delivered in accordance with the terms and conditions of the Transaction Agreement at the effective time of the Merger, the Shares will be validly issued, fully paid and nonassessable.
     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the proxy statement/prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ William S. Ortwein
A Partner